As filed with the Securities and Exchange Commission on March 1, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Freeport-McMoRan Copper & Gold Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	74-2480931
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
1615 Poydras Street
New Orleans, Louisiana 70112
(504) 582-4000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Dean T. Falgoust, Esq.
Vice President and General Counsel
1615 Poydras Street
New Orleans, Louisiana 70112
(504) 582-4000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Richard D. Truesdell, Jr. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4000	Douglas N. Currault II Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. 201 St. Charles Ave New Orleans, Louisiana 70170 (504) 582-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE(1)

		Proposed	Proposed
	Amount to be	Maximum Aggregate	Maximum Aggregate	Amount of
Title of Each Class of Securities to be Registered	Registered	Price Per Unit	Offering Price	Registration Fee
Class B Common Stock(2), $0.10 par value
Preferred Stock, $0.10 par value
Debt Securities
Warrants
Purchase Contracts
Units

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

(2)	Including associated preferred stock purchase rights.

Prospectus

Freeport-McMoRan Copper & Gold Inc.

Common stock, Preferred stock, Debt securities,
Warrants, Purchase contracts and units

We may offer from time to time common stock, preferred stock, debt securities, warrants, purchase contracts or units. In addition, certain selling securityholders to be identified in a prospectus supplement may offer and sell these securities from time to time, in amounts, at prices and on terms that will be determined at the time the securities are offered. We urge you to read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, which will describe the specific terms of these securities, carefully before you make your investment decision.

Our common stock is listed on the New York Stock Exchange under the trading symbol “FCX.”

Investing in these securities involves certain risks. See “Risk Factors” in the applicable Prospectus Supplement and in our most recent annual report on Form 10-K, which is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is March 1, 2007

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. The terms “Freeport-McMoRan,” “we,” “us” and “our” refer to Freeport-McMoRan Copper & Gold Inc. and all entities owned or controlled by Freeport-McMoRan Copper & Gold Inc.

About this prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where you can find more information.”

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

Freeport-McMoRan Copper & Gold Inc.

Freeport-McMoRan Copper & Gold Inc., or Freeport-McMoRan, is one of the world’s largest producers of copper and gold. Freeport-McMoRan’s Grasberg minerals district in Papua, Indonesia, contains the world’s single largest copper reserve and the world’s single largest gold reserve. On November 19, 2006, Freeport-McMoRan and Phelps Dodge Corporation, or Phelps Dodge, announced that they had signed a merger agreement pursuant to which Freeport-McMoRan will acquire Phelps Dodge for approximately $25.9 billion in cash and stock, based on Freeport-McMoRan’s closing stock price on November 17, 2006 (“the transaction”), creating one of the world’s largest publicly traded copper companies and one of North America’s largest mining companies. Phelps Dodge is one of the world’s leading producers of copper and molybdenum. Phelps Dodge has mines in operation or under development in North and South America, and Africa, including the Tenke Fungurume development project in the Democratic Republic of Congo.

Freeport-McMoRan’s principal executive offices are located at 1615 Poydras Street, New Orleans, Louisiana, and our telephone number at that address is (504) 582-4000. We maintain a website at http://www.fcx.com, where general information about us is available. We are not incorporating the contents of our website into this prospectus.

Use of proceeds

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities. In the case of a sale by a selling securityholder, we will not receive any of the proceeds from such sale.

Ratio of earnings to fixed charges

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

Years ended December 31,	2006		2005		2004		2003		2002

Ratio of earnings to fixed charges	32.8	x	15.7	x	4.7	x	3.9	x	3.4	x
Ratio of earnings to fixed charges and preferred stock dividends	14.2	x	8.1	x	2.8	x	3.0	x	2.5	x

For the ratio of earnings to fixed charges calculation, earnings consist of pre-tax income from continuing operations before minority interests in consolidated subsidiaries, income or loss from equity investees and fixed charges. Fixed charges include interest and that portion of rent deemed representative of interest. For the ratio of earnings to fixed charges and preferred stock dividends calculation, we assumed that our preferred stock dividend requirements were equal to the pre-tax earnings that would be required to cover those dividend requirements. We computed those pre-tax earnings using actual tax rates for each year.

Description of securities

This prospectus contains a summary of the securities that Freeport-McMoRan or certain selling securityholders to be identified in a prospectus supplement may sell. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms of the securities being offered.

Description of Freeport-McMoRan capital stock

The following summary of the terms of the capital stock of Freeport-McMoRan is not meant to be complete and is qualified by reference to the relevant provisions of the General Corporation Law of the State of Delaware and the Freeport-McMoRan certificate of incorporation and bylaws. Copies of the Freeport-McMoRan certificate of incorporation and bylaws are incorporated herein by reference and will be sent to you at no charge upon request. See “Where you can find more information” below.

Authorized capital stock

Prior to completion of the transaction. Under the Freeport-McMoRan certificate of incorporation, Freeport-McMoRan authorized capital stock consists of 423,600,000 shares of Class B common stock, $0.10 par value per share, and 50,000,000 shares of preferred stock, $0.10 par value per share. As of December 31, 2006, 23,222,782 shares of the Class B common stock, were authorized for issuance upon conversion of the preferred shares, 229,068 shares were authorized for issuance upon conversion of the 7% Convertible Senior Notes due 2011, 5,659,123 shares were authorized for issuance upon exercise of employee stock options (of which 466,935 were exercisable) and 531,573 shares were authorized for issuance upon the vesting of employee restricted stock units. In addition, as of December 31, 2006, Freeport-McMoRan also had 142,593 stock appreciation rights outstanding (of which 126,203 were exercisable) that will be settled in cash upon exercise and 67,180 shares of phantom stock outstanding that will be settled in cash. As of December 31, 2006, there were issued and outstanding:

•	196,964,996 shares of Class B common stock (not counting the 112,961,136 shares held in Freeport-McMoRan’s treasury); and

•	1,099,985 shares of 5 1/2% Convertible Perpetual Preferred Stock.

If approved by the shareholders at a special meeting on March 14, 2007, the Freeport-McMoRan certificate of incorporation will be amended to increase the authorized number of shares of Freeport-McMoRan capital stock to 750,000,000 and to increase the authorized number of shares of Class B common stock to 700,000,000. If the proposal to amend the Freeport-McMoRan certificate of incorporation is approved by the shareholders, the “Class B common stock” will be renamed “common stock” and the provisions and references to the previously designated classes of preferred stock (other than the Series A Participating Cumulative Preferred Stock and the 5 1/2% Convertible Perpetual Preferred Stock), of which no shares are outstanding, will be deleted.

In 2002, Freeport-McMoRan amended its certificate of incorporation to reclassify its Class A common stock and Class B common stock into a single class designated as Class B common stock. As a result, Freeport-McMoRan does not have any Class A common stock. If the proposal to amend the Freeport-McMoRan certificate of incorporation is approved by the shareholders, all references to “Class B common stock” in the Freeport-McMoRan certificate of incorporation will be amended to refer only to “common stock” and, in addition, the provisions and references to the previously designated classes of preferred stock (other than the Series A Participating Cumulative Preferred Stock as discussed below in “—The Freeport-McMoRan rights agreement” and the 5 1/2% Convertible Perpetual Preferred Stock), of which no shares are outstanding, will be deleted.

Description of common stock

Common stock outstanding. The issued and outstanding shares of common stock are, and the shares of common stock that we may issue in the future will be, validly issued, fully paid and nonassessable. The outstanding shares of common stock are, and the shares of common stock issued and delivered pursuant to the merger agreement will be, duly authorized, validly issued, fully paid and nonassessable, and not subject to any preemptive or other similar right.

Voting rights. Holders of common stock are entitled to elect all of the authorized number of members of the Freeport-McMoRan board of directors, excluding those directors that holders of the 5 1/2% Convertible Perpetual Preferred Stock have the exclusive right to elect if Freeport-McMoRan fails to make specified dividend payments and the rights of holders of any subsequently issued shares of preferred stock. Each share of common stock has one vote. With respect to all other matters submitted to a vote of Freeport-McMoRan shareholders, except as required by law, the holders of the common stock vote together as a single class, and record holders have one vote per share.

Dividend rights; rights upon liquidation. Holders of the common stock will share ratably in any cash dividend that may from time to time be declared with respect to the common stock by the Freeport-McMoRan board of directors. In the event of a voluntary or involuntary liquidation, dissolution or winding up of Freeport-McMoRan, prior to any distributions to the holders of the common stock, the holders of the Freeport-McMoRan preferred stock will receive any payments to which they are entitled. Subsequent to those payments, the holders of the common stock will share ratably, according to the number of shares held by them, in Freeport-McMoRan’s remaining assets, if any.

Other rights. Shares of common stock are not redeemable and have no subscription, conversion or preemptive rights.

Transfer agent. The transfer agent and registrar for the common stock is Mellon Investor Services LLC.

NYSE. Our common stock is listed on the New York Stock Exchange under the symbol “FCX.”

Preferred stock

We may issue shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, our board of directors, without stockholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of common stock. The issuance of any shares of preferred stock in the future could adversely affect the rights of the holders of common stock.

The Freeport-McMoRan rights agreement

The Freeport-McMoRan Rights Agreement is designed to deter abusive takeover tactics and to encourage prospective acquirors to negotiate with the Freeport-McMoRan board of directors rather than attempt to acquire the company in a manner or on terms that the board deems unacceptable. Under the Freeport-McMoRan Rights Agreement, each outstanding share of common stock includes an associated preferred stock purchase right. If the rights become exercisable, each right will entitle its holder to purchase one one-hundredth (1/100) of a share of Freeport-McMoRan Series A Participating Cumulative Preferred Stock at an exercise price of $60 per unit, subject to adjustment. The rights trade with all outstanding shares of the common stock. The rights will separate from the common stock and become exercisable upon the earlier of:

•	the tenth day following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 20 percent or more of outstanding Freeport-McMoRan common stock, referred to as an acquiring person; or

•	the tenth business day, or any later date as determined by the Freeport-McMoRan board of directors prior to the time that any person or group becomes an acquiring person, following the commencement of or announcement of an intention to make a tender offer or exchange offer that, if consummated, would result in the person or group becoming an acquiring person.

Term of rights. The rights will expire on May 16, 2010, unless Freeport-McMoRan extends this date or redeems or exchanges the rights as described below.

Exercise after someone becomes an acquiring person. After any person or group becomes an acquiring person, each holder of a right will be entitled to receive upon exercise that number of shares of the common stock having a market value of two times the exercise price of the right. However, this right will not apply to an acquiring person, whose rights will be void.

Upon the occurrence of certain events after someone becomes an acquiring person, each holder of a right, other than the acquiring person, will be entitled to receive, upon exercise of the right, common stock of the acquiring company having a market value equal to two times the exercise price of the right. These rights will arise only if after a person or group becomes an acquiring person:

•	Freeport-McMoRan is acquired in a merger or other business combination; or

•	Freeport-McMoRan sells or otherwise transfers 50 percent or more of its assets or earning power.

Adjustment. The exercise price, the number of rights outstanding and the number of preferred shares issuable upon exercise of the rights are subject to adjustment from time to time to prevent certain types of dilution. Freeport-McMoRan will not issue fractional preferred stock shares. Instead, Freeport-McMoRan will make a cash adjustment based on the market price of the preferred stock prior to the date of exercise.

Rights, preferences and limitations of rights. Preferred stock purchasable upon exercise of the rights will not be redeemable. Each share of preferred stock will entitle the holder to receive a preferential quarterly dividend payment of the greater of $1.00 or 100 times the dividend declared per share of the common stock. In the event of liquidation, the holders of each share of preferred stock will be entitled to a preferential liquidation payment of the greater of $0.10 per share or 100 times the payment made per share of the common stock. Each share of Freeport-McMoRan preferred stock will entitle the holder to 100 votes and will vote together with the common stock. Finally, in the event of any merger, consolidation or other transaction in which the common stock is exchanged, each share of the preferred stock will entitle the holder to receive 100 times the amount received per share of the common stock. These rights are protected by customary antidilution provisions. Because of the nature of the Freeport-McMoRan preferred stock’s dividend, liquidation and voting rights, the value of each one one-hundredth interest in a share of preferred stock should approximate the value of one share of the common stock.

Exchange and redemption. After a person or group becomes an acquiring person, Freeport-McMoRan may exchange the rights, in whole or in part, at an exchange ratio, subject to adjustment, of one share of common stock, or one one-hundredth of a share of preferred stock, per right. Freeport-McMoRan generally may not make an exchange after any person or group becomes the beneficial owner of 50 percent or more of the common stock.

Freeport-McMoRan may redeem the rights in whole, but not in part, at a price of $0.01 per right, subject to adjustment, at any time prior to any person or group becoming an acquiring person. The redemption of the rights may be made effective at such time, on such basis and with such conditions as the Freeport-McMoRan board of directors in its sole discretion may establish. Once redeemed, the rights will terminate immediately, and the only right of the rights holders will be to receive the cash redemption price.

Amendments. Freeport-McMoRan may amend the terms of the rights without the consent of the rights holders, including an amendment to lower the thresholds described above. However, after any person or group becomes an acquiring person, Freeport-McMoRan may not amend the terms of the rights in any way that adversely affects the interests of the rights holders.

Description of debt securities

The debt securities will be our direct unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and The Bank of New York, as trustee. Senior debt securities will be issued under senior indentures. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indentures and the subordinated indenture is referred to as an indenture. The material terms of any indenture will be set forth in the applicable prospectus supplement.

Description of warrants

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Description of purchase contracts

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

Description of units

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

Forms of securities

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered global securities

We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Freeport-McMoRan, the trustees, the warrant agents, the unit agents or any other agent of Freeport-McMoRan, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Plan of distribution

Freeport-McMoRan and/or the selling securityholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by Freeport-McMoRan, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we and/or the selling securityholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We and/or the selling securityholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We and/or the selling securityholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from Freeport-McMoRan at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with Freeport-McMoRan and/or the selling securityholders, if applicable, to indemnification by Freeport-McMoRan and/or the selling securityholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for Freeport-McMoRan and its affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock, which is listed on the New York Stock Exchange. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

Where you can find more information

Freeport-McMoRan files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the following location of the Securities and Exchange Commission:
Public Reference Room
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Securities and Exchange Commission’s Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet worldwide web site that contains reports, proxy statements and other information about issuers like Freeport-McMoRan who file electronically with the Securities and Exchange Commission. The address of the site is http://www.sec.gov.

The Securities and Exchange Commission allows Freeport-McMoRan to incorporate by reference information into this document. This means that Freeport-McMoRan can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

This prospectus incorporates by reference the documents listed below and any future filings that Freeport-McMoRan makes with the Securities and Exchange Commission under Section 13(a),

13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than information in the documents or filings that is deemed to have been furnished and not filed) until all the securities offered under this prospectus are sold.

Freeport-McMoRan Securities and
Exchange Commission Filings	Period or date filed

Annual Report on Form 10-K	Fiscal year ended December 31, 2006
Current Reports on Form 8-K	February 5, 2007 and March 1, 2007
Proxy Statement on Schedule 14A	Filed on March 22, 2006
Registration Statements on Form 8-A	Filed on June 29, 1995 and May 16, 2000

Phelps Dodge Securities and Exchange Commission Filing	Period or date filed

Annual Report on Form 10-K	Fiscal year ended December 31, 2006

Documents incorporated by reference are available from Freeport-McMoRan without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:

Freeport-McMoRan Copper & Gold Inc.
1615 Poydras Street
New Orleans, Louisiana 70112
Attention: Investor Relations
Telephone: (504) 582-4000

Information concerning forward-looking statements

This prospectus and Freeport-McMoRan’s financial statements and other documents incorporated by reference in this prospectus contain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Act of 1995. When used in this document, the words “anticipates,” “may,” “can,” “plans,” “feels,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be” and any similar expressions and any other statements that are not historical facts, in each case as they relate to Freeport-McMoRan or Phelps Dodge, the management of either such company or the transaction are intended to identify those assertions as forward-looking statements. In making any of those statements, the person making them believes that its expectations are based on reasonable assumptions. However, any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected or anticipated. These forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements.

Some other risks and uncertainties include, but are not limited to:

•	macroeconomic conditions and general industry conditions, such as the competitive environment of the mining industry;

•	unanticipated mining, milling and other processing problems;

•	accidents that lead to personal injury or property damage;

•	persistent commodity price reductions;

•	changes in political, social or economic circumstances in areas where we operate or plan to operate;

•	expropriation;

•	variances in ore grades;

•	labor relations;

•	adverse weather conditions and natural disasters, such as earthquakes;

•	the speculative nature of mineral exploration;

•	fluctuations in interest rates and other adverse financial market conditions;

•	regulatory and litigation matters and risks;

•	changes in tax and other laws;

•	the risk that a condition to closing of the transaction may not be satisfied;

•	the risk that a regulatory approval that may be required for the transaction is not obtained or is obtained subject to conditions that are not anticipated; and

•	other risks to consummation of the transaction.

The actual results or performance by Freeport-McMoRan or Phelps Dodge, and issues relating to the transaction, could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Freeport-McMoRan or Phelps Dodge, the combined company or the transaction. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Legal opinions

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell, New York, New York.

Experts

Freeport-McMoRan

The consolidated financial statements of Freeport-McMoRan incorporated by reference in Freeport-McMoRan’s annual report on Form 10-K for the year ended December 31, 2006 (including schedules appearing therein), and Freeport-McMoRan management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, incorporated by reference therein, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Phelps Dodge

The financial statements of Phelps Dodge and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this document by reference to Phelps Dodge’s Annual Report on Form 10-K for the year ended December 31, 2006, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

Reserves

The information regarding Freeport-McMoRan’s reserves as of December 31, 2006, that is either in this document or incorporated by reference to Freeport-McMoRan’s annual report on Form 10-K for the year ended December 31, 2006, has been verified by Independent Mining Consultants, Inc. This reserve information has been included in this document and incorporated by reference upon the authority of Independent Mining Consultants, Inc. as experts in mining, geology and reserve determination.

Part II
Information not required in prospectus

Item 14.	Other expenses of issuance and distribution

The following table sets forth the costs and expenses to be borne by the Registrant in connection with the offerings described in this Registration Statement.

Registration fee	$	*
Transfer agent and trustee fees and expenses	$	**
Printing	$	**
Accounting fees and expenses	$	**
Legal fees and expenses	$	**
Rating agency fees	$	**
Miscellaneous	$	**

Total	$	**

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).

**	Not presently known.

Item 15.	Indemnification of directors and officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

As permitted by the Delaware General Corporation Law, the Freeport-McMoRan certificate of incorporation includes a provision that eliminates the personal liability of Freeport-McMoRan’s directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to Freeport-McMoRan or its shareholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit.

As a result of this provision, Freeport-McMoRan’s ability or that of Freeport-McMoRan shareholders to successfully prosecute an action against a director for breach of his or her duty of care is limited. However, this provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director’s breach of his or her duty of care. The Securities and Exchange Commission has taken the position that this provision will have no effect on claims arising under the federal securities laws.

In addition, the Freeport-McMoRan certificate of incorporation provides for mandatory indemnification rights, subject to limited exceptions, to any director or executive officer who (because of the fact that he or she is Freeport-McMoRan’s director or officer) is involved in a legal proceeding of any nature. These indemnification rights include reimbursement for expenses incurred by Freeport-McMoRan’s director or officer in advance of the final disposition of a proceeding according to applicable law.

The indemnification provisions in the Freeport-McMoRan certificate of incorporation and bylaws may be sufficiently broad to permit indemnification of Freeport-McMoRan’s directors and executive officers for liabilities arising under the Securities Act.

Freeport-McMoRan also provides insurance from commercial carriers against some liabilities incurred by Freeport-McMoRan’s directors and officers.

Item 16.	Exhibits

The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated herein by reference.

Exhibit No.		Document

1	.1*	Form of Underwriting Agreement
2.1		Agreement and Plan of Merger dated as of November 18, 2006, by and among Freeport-McMoRan Copper & Gold Inc., Phelps Dodge Corporation and Panther Acquisition Corporation (incorporated by reference to Exhibit 2.1 to the Proxy Statement on Schedule 14A (File No. 333-139252) filed December 11, 2006, as amended on January 18, 2007 and February 12, 2007)
4.1		Amended and restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 (File No. 001-09916) filed May 7, 2002)
4.2		Form of Indenture between Freeport-McMoRan Copper & Gold Inc. and The Bank of New York
4.3		Form of % Senior Note due 2015 (included in Exhibit 4.2)
4.4		Form of % Senior Note due 2017 (included in Exhibit 4.2)
4.5		Form of Indenture for Senior Debt Securities (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 (File No. 333-02699) filed April 22, 1996)
4.6		Form of Indenture for Subordinated Securities (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3 (File No. 333-02699) filed April 22, 1996)
4	.7*	Form of Subordinated Note
4	.8*	Form of Warrant Agreement
4	.9*	Form of Warrant Certificate
4	.10*	Form of Purchase Contract Agreement
4	.11*	Form of Purchase Contract
4	.12*	Form of Unit Agreement
4	.13*	Form of Unit Certificate
4.14		Form of certificate representing shares of Class B common stock, par value $0.10, of Freeport-McMoRan (incorporated by reference to Exhibit 4.11 to the Registration Statement on Form S-3 (File No. 333-02699) filed April 22, 1996)
4.15		Form of Certificate of designations of preferred stock (incorporated by reference to Exhibit 4.11 to the Registration Statement on Form S-3 (File No. 333-02699) filed April 22, 1996)

Exhibit No.	Document

4.16	Rights Agreement dated as of May 3, 2000, between Freeport-McMoRan and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4.26 to the Freeport 2000 First Quarter Form 10-Q) (File No. 001-09916) filed May 15, 2000)
5.1	Opinion of Davis Polk & Wardwell
12.1	Statement regarding computation of Ratio of earnings to fixed charges
23.1	Consent of Ernst & Young LLP
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
23.4	Consent of Independent Mining Consultants, Inc.
24.1	Powers of Attorney (pursuant to which this document has been signed on behalf of certain officers and directors of Freeport-McMoRan)
25.1	Statement of Eligibility of The Bank of New York on Form T-1 for Senior Note Indenture
25.2	Statement of Eligibility of The Bank of New York on Form T-1 for Senior Debt Indenture
25.3	Statement of Eligibility of The Bank of New York on Form T-1 for Subordinated Debt Indenture

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K.

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the in New Orleans, Louisiana, on March 1, 2007.

FREEPORT-McMoRan COPPER & GOLD INC

By:	/s/ Kathleen L. Quirk
Kathleen L. Quirk
Senior Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title

* Richard C. Adkerson	President, Director and Chief Executive Officer (Principal Executive Officer)

/s/ Kathleen L. Quirk Kathleen L. Quirk	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

* C. Donald Whitmire, Jr.	Vice President and Controller Financial Reporting (Principal Accounting Officer)

* James R. Moffett	Chairman of the Board

* Robert J. Allison, Jr.	Director

* Robert A. Day	Director

* Gerald J. Ford	Director

* H. Devon Graham, Jr.	Director

* J. Bennett Johnston	Director

Signature	Title

* Bobby Lee Lackey	Director

* Gabrielle K. McDonald	Director

* B.M. Rankin, Jr.	Director

* J. Stapleton Roy	Director

* Stephen H. Siegele	Director

* J. Taylor Wharton	Director

*	Kathleen L. Quirk hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on March 1, 2007 pursuant to a power of attorney filed herewith.

By:	/s/ Kathleen L. Quirk
Attorney-in-fact

Dated: March 1, 2007

Exhibit index

Exhibit No.		Document

1	.1*	Form of Underwriting Agreement
2.1		Agreement and Plan of Merger dated as of November 18, 2006, by and among Freeport-McMoRan Copper & Gold Inc., Phelps Dodge Corporation and Panther Acquisition Corporation (incorporated by reference to Exhibit 2.1 to the Proxy Statement on Schedule 14A (File No. 333-139252) filed December 11, 2006, as amended on January 18, 2007 and February 12, 2007)
4.1		Amended and restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 (File No. 001-09916) filed May 7, 2002)
4.2		Form of Indenture between Freeport-McMoRan Copper & Gold Inc. and The Bank of New York
4.3		Form of % Senior Note due 2015 (included in Exhibit 4.2)
4.4		Form of % Senior Note due 2017 (included in Exhibit 4.2)
4.5		Form of Indenture for Senior Debt Securities (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 (File No. 333-02699) filed April 22, 1996)
4.6		Form of Indenture for Subordinated Securities (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3 (File No. 333-02699) filed April 22, 1996)
4	.7*	Form of Subordinated Note
4	.8*	Form of Warrant Agreement
4	.9*	Form of Warrant Certificate
4	.10*	Form of Purchase Contract Agreement
4	.11*	Form of Purchase Contract
4	.12*	Form of Unit Agreement
4	.13*	Form of Unit Certificate
4.14		Form of certificate representing shares of Class B common stock, par value $0.10, of Freeport-McMoRan (incorporated by reference to Exhibit 4.11 to the Registration Statement on Form S-3 (File No. 333-02699) filed April 22, 1996)
4.15		Form of certificate of designations of preferred stock (incorporated by reference to Exhibit 4.11 to the Registration Statement on Form S-3 (File No. 333-02699) filed April 22, 1996)
4.16		Rights Agreement as of May 3, 2000 between Freeport-McMoRan and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4.26 to the Freeport 2000 First Quarter Form 10-Q (File No. 001-09916) filed May 15, 2000)
5.1		Opinion of Davis Polk & Wardwell
12.1		Statement regarding computation of Ratio of earnings to fixed charges
23.1		Consent of Ernst & Young LLP
23.2		Consent of PricewaterhouseCoopers LLP

Exhibit No.	Document

23.3	Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
23.4	Consent of Independent Mining Consultants, Inc.
24.1	Powers of Attorney (pursuant to which this document has been signed on behalf of certain officers and directors of Freeport-McMoRan)
25.1	Statement of Eligibility of The Bank of New York on Form T-1 for Senior Note Indenture
25.2	Statement of Eligibility of The Bank of New York on Form T-1 for Senior Debt Indenture
25.3	Statement of Eligibility of The Bank of New York on Form T-1 for Subordinated Debt Indenture

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K.